                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made as of January 12, 2005 between OptiCare P.C. a Connecticut professional corporation (the "Company") and
Dr. Dean J. Yimoyines, an individual resident of the State of Connecticut
("Executive").

     1. Employment; Duties. The Company hereby employs Executive, and Executive hereby accepts employment, as President and Chief Executive Officer of the
Company. In such capacity, Executive shall perform such executive duties and exercise such powers for the Company and its subsidiaries (if any) as the
Company's Board of Directors (the "Board of Directors") may lawfully assign to or vest in him from time to time commensurate with his position as President and
Chief Executive Officer of the Company and, as such, from and after the date hereof shall report directly to and shall be subject to the direction of the
Company's Board of Directors. Executive shall devote such time to the performance of his duties as he, in his reasonable discretion, deems necessary in order for the Company to provide the services it is required to provide and otherwise meet its obligations under the Professional Services and Support
Agreement, dated as of December 1, 1995, by and between the Company and OptiCare
Eye Health Centers, Inc. ("Health Centers"), as amended by that certain
Amendment No. 1 to Professional Services and Support Agreement, dated as of
December 31, 2004, by and between the Company and Health Centers (the "PSSA").
Subject to the foregoing, the Company acknowledges and agrees that Executive shall be permitted to devote business time and efforts to his duties as an officer of Wise Optical, LLC, AECC/Pearlman Buying Group, LLC, WO, LLC, AP, LLC
and such other business ventures as Executive shall designate in his reasonable discretion

     2. Term. The Company agrees to employ Executive, and Executive agrees to serve the Company, on an "at will" basis, which means that either the Company or
Executive may terminate Executive's employment with the Company at any time and for any or no reason; provided, that, in the event that Executive desires to so terminate his employment, in order to ensure a smooth transition of operations,
Executive agrees to give the Company and Health Centers at least 180 days prior written notice of such termination. The period commencing with the date hereof and ending on the effective date of any termination of employment hereunder is referred to herein as the "Term."

     3. Compensation. Subject to Section 4(c) below, during the Term, the
Company shall pay to Executive compensation equal to an annual base salary
("Base Salary") at the rate of $245,000 per annum, payable in accordance with the Company's normal payroll practices. The Base Salary, together with the benefits set forth in Paragraph 4 below, shall constitute Executive's sole compensation payable by the Company.

     4. Other Compensation and Benefits. In addition to the compensation specified in Section 3, the Company shall provide the following to Executive:

          (a) Benefits. During the Term, Executive shall be entitled to (i) the right to participate in the Company's 401(k) plan, including matching rights thereunder consistent with the Company's policy for other employees, (ii)
participate in any medical expense plan and dental expense plan maintained by the Company, (iii) participate in the Company's medical malpractice insurance plan, (iv) to the extent approved in advance in writing by Health Centers, reimbursement of reasonable and necessary business and travel expenses incurred by him in the performance of his duties as President of the Company, (v) the right to receive for Executive and his immediate family, without cost, spectacle lenses from any OptiCare eye health center, (vi) up to $18,300 per annum in the aggregate for the purchase of life insurance, disability insurance and tax preparation services, and (vii) participate in the Company's Continuing Medical
Education (CME) program to the same extent provided to other medical doctors employed by the Company.

          (b) Directors and Officers Liability Insurance. Executive shall be covered by the Company's directors and officers liability insurance to the extent that the Company currently has or in the future obtains such insurance, for so long as Executive remains an executive officer or director.

          (c) Offset. The cost to the Company of providing any benefits to
Executive not identified in Section 4(a) or (b) above shall result in a dollar-for-dollar offset to Executive's Base Salary.

     5. Miscellaneous.

          (a) Withholding Taxes. The Company shall withhold from all salary, bonus or other benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          (b) Entire Agreement; Binding Effect. This Agreement, together with the PSSA and the Transition Agreement (the "Transition Agreement"), dated as of the date hereof, between OptiCare Health Systems, Inc. ("OptiCare") and
Yimoyines, set forth the entire understanding between the parties as to the subject matter of this Agreement and supersede all prior agreements, commitments, representations, writings and discussions between them. This
Agreement may be amended or modified only by a written instrument executed by the Company and Executive, which instrument is approved in writing by Health
Centers.

          (c) Absence of Conflict. Executive represents and warrants that his employment by the Company as described herein will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

          (d) Waivers. No party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver. The failure of any party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of

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this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.

          (e) Notices. All notices, approvals, consents, requests or demands required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given on the earlier of (i) actual receipt, (ii)
three business days after being deposited in U.S. mail, registered or certified, postage prepaid, (iii) upon delivery, if delivered by hand, (iv) one business day after transmission, if sent by facsimile (confirmation received) and (v) one business day after the business day of deposit with a reputable overnight courier for next business day delivery, freight prepaid. Notice in each case shall be addressed to the party entitled to receive such notice at the following address (or other such addresses as the parties may subsequently designate):

     The Company:   OptiCare P.C.
                    87 Grandview Avenue
                    Waterbury, CT 06708
                    Attn: President
                    Fax: 203-596-2227

     Executive:     Dr. Dean J. Yimoyines
                    9 Bristol Road
                    Middlebury, CT 06762
                    Fax: 203-758-9645

          (f) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the employment laws of the State of New York and the other laws of the State of Connecticut as they apply to contracts entered into and to be wholly performed therein by residents thereof.
In addition, each party hereto irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought only in a state or federal court within the Southern District of New
York.

          (g) Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable of void, this Agreement shall continue in full force and effect without said provision.

          (h) Effect of Headings. The Section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

          (i) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument. Facsimile signatures shall be deemed originals for all purposes hereunder.

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                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have caused this Employment Agreement to be duly executed by their duly authorized signatories as of the day and year first written above.

                                      OPTICARE P.C.

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                      EXECUTIVE

                                      ------------------------------------------
                                      Dr. Dean J. Yimoyines

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